                                                           Exhibit 99-B.8.8

                                        AMENDMENT NO. 2 TO FUND PARTICIPATION AGREEMENT

WHEREAS, Aetna Insurance Company of America ("AICA"), Aeltus Investment Management, Inc.
("Aeltus") and Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP,
Inc., Aetna Generation Portfolios, Inc., on behalf of each of its series, and Aetna Variable Portfolios, Inc., on behalf of each of its series (the "Funds") have entered into a Fund Participation Agreement dated May 1, 1998, as amended May 1, 2000 (the "Agreement").

WHEREAS, AICA, Aeltus and the Funds now desire to amend and restate Schedule B to the Agreement to delete Aetna Real Estate Securities VP, Aetna High Yield VP and Aetna Index Plus Bond VP.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in the Agreement,
AICA, Aeltus and the Funds hereby agree:

«	to amend and restate Schedule B to delete Aetna Real Estate Securities VP, Aetna High Yield VP and Aetna Index Plus Bond VP effective as of August 25, 2000.

«	that the Agreement, as modified by this Amendment, is ratified and confirmed.

IN WITNESS WHEREOF, the undersigned duly authorized officers of AICA, Aeltus and the Funds have executed this Amendment No. 1 as of the 26th 'day of June, 2001.

AETNA INSURANCE COMPANY		AETNA VARIABLE FUND
	OF AMERICA	AETNA VARIABLE ENCORE FUND
AETNA INCOME SHARES
AETNA BALANCED VP, INC.
AETNA GENERATION PORTFOLIOS, INC.
AETNA VARIABLE PORTFOLIOS, INC.
By:	/s/ Shaun P. Mathews	By:	/s/ J. Scott Fox
Name:	Shaun P. Mathews	Name:	J. Scott Fox
Title:	Senior Vice President	Title:	President
AELTUS INVESTMENT MANAGEMENT, INC.
By:	/s/ Neil Kochen
Name:	Neil Kochen
Title:	Executive Vice President

             SCHEDULE B
            (Amended and restated as of June 26, 2001)

Aetna Variable Fund

Aetna Variable Encore Fund

Aetna Income Shares

Aetna Balanced VP Inc.

Aetna Generation Portfolios, Inc.

    Aetna Ascent VP
        Aetna Crossroads VP
     Aetna Legacy VP

Aetna Variable Portfolios, Inc.

Aetna Value Opportunity VP
Aetna Growth VP
Aetna Small Company VP
Aetna Index Plus Large Cap VP
Aetna Index Plus Mid Cap VP
Aetna Index Plus Small Cap VP
Aetna International VP
Aetna Technology VP

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